UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      November 20, 2007

Southern Connecticut Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Connecticut	000-49784	06-1609692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 Church Street
New Haven, Connecticut		06510
(Address of Principal Executive Offices)		(Zip Code)
(203) 782-1100
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (ee General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
Southern Connecticut Bancorp, Inc.’s wholly-owned subsidiary,  The Bank of Southern Connecticut ("BSCT"), a Connecticut state chartered bank, and Savings Institute Bank and Trust Company ("SIBTC"), a federally chartered stock savings bank, have entered into an Agreement for Deposit Transfer and Assumption, Purchase and Sale of Assets and Assignment and Assumption of Lease (the "Agreement") dated November 13, 2007.

Under the Agreement: (i) BSCT will transfer and SIBTC will assume the outstanding balance of all deposit accounts attributed on the records of BSCT to its New London Branch (the "Branch") located at 15 Masonic Street, New London, Connecticut, except those accounts excluded from the transfer as specified in Section 1.2(a)(i) of the Agreement; (ii) SIBTC will purchase certain loans (the "Loans") from BSCT as described in Section 1.4 of the Agreement; (iii) SIBTC will purchase certain other assets (the "Assets") from BSCT as described in Section 2.1 of the Agreement; and (iv) BSCT will assign and SIBTC will assume the Lease Agreement for the Branch as described in Section 3.1 of the Agreement.

BSCT in consideration of the assumption by SIBTC of the deposit liabilities, will pay SIBTC the outstanding balance and accrued interest on the deposit liabilities as of the close of business on the Closing Date less (i) the amount of any overdrafts,, and (ii) the amount of the deposit premium described in Sections 1.3(a) of the Agreement. Following the Closing Date SIBTC may pay BSCT two additional deposit premiums as described in Section 1.3(d) of the Agreement. SIBTC, in consideration of the transfer by BSCT of the Loans and Assets, will pay BSCT an amount equal to the unpaid principal due on the Loans as of the Closing Date and the net book value of the Assets as reflected on the books of BSCT as of the Closing Date.

The Agreement is subject to a number of customary conditions, including, but not limited to the material accuracy of representations and warranties (Articles V and VI) and the fulfillment of conditions at or before the Closing Date (Articles IX and X).

The Agreement also provides that it may be terminated by mutual consent of the parties or that either party can terminate the Agreement if (i) the other party materially breaches the representations and warranties contained in the Agreement, or (ii) the other party fails to meet the conditions set forth in the Agreement.

It is expected that the transaction will be consummated during the first quarter of 2008.

ITEM 9.01 Exhibits.

(d)	Exhibits.

10.1	AGREEMENT FOR DEPOSIT TRANSFER AND ASSUPTION, PURCHASE AND SALE OF ASSETS AND ASSIGNMENT AND ASSUMPTION OF LEASE

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN CONNECTICUT BANCORP, INC.

Date: November 20, 2007	/s/ Michael M. Ciaburri Michael M. Ciaburri President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	AGREEMENT FOR DEPOSIT TRANSFER AND ASSUPTION, PURCHASE AND SALE OF ASSETS AND ASSIGNMENT AND ASSUMPTION OF LEASE